UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 6, 2023

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 5, 2023, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock had been below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market (the “Capital Market”) pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). At that time, the Company was granted a period of 180 calendar days, or until July 5, 2023, to regain compliance with the Minimum Bid Price Requirement.

On July 6, 2023, the Company received a determination letter from the Staff notifying the Company that it had not regained compliance with the Minimum Bid Price Requirement as of July 5, 2023 in compliance with Nasdaq Listing Rule 5550(a)(2). Accordingly, the Staff has determined that unless the Company files an appeal of this determination and timely requests a hearing before a Nasdaq Hearing Panel (the “Panel”), the trading of the Company’s common stock will be suspended at the opening of business on July 17, 2023 and the Company’s securities will be delisted from the Capital Market.

The Company has requested a hearing before the Panel to appeal the Staff’s determination and present a plan to regain compliance with the Minimum Bid Price Requirement. As part of the Company’s compliance plan to regain compliance with the Minimum Bid Price Requirement, the Company will effect a reverse stock split, as described more fully below. The hearing request has stayed the suspension of the Company’s securities or delisting actions pending the Panel’s decision and the expiration of any additional extension period granted by the Panel following the hearing.

Notwithstanding, there can be no assurance that the Panel will accept the Company’s compliance plan, that the appeal will be successful, that the Company will be able to regain compliance with the Minimum Bid Price Requirement or that the Company will otherwise be in compliance with other applicable Nasdaq Listing Rules. If the Company’s appeal is denied by the Panel or if the Company fails to regain compliance with Nasdaq Listing Rules during any additional compliance period granted by the Panel, the Company’s common stock will be subject to delisting from the Capital Market.

Item 8.01.	Other Events.

On July 10, 2023, the Company issued a press release announcing that its Board of Directors (the “Board”) has approved a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The Reverse Stock Split is expected to become effective on July 11, 2023 at 5:00 p.m. ET (the “Effective Time”), with shares to begin trading on a split-adjusted basis at market open on July 12, 2023. In connection with the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding as of the Effective Time will be automatically converted into one share of the Company’s common stock. The Company’s stockholders will be entitled to receive cash in lieu of any fractional shares they would otherwise be entitled to receive in the Reverse Stock Split.

As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of the Company’s common stock underlying the Company’s outstanding equity awards, warrants and convertible notes and the number of shares issuable under the Company’s equity incentive plans and other existing agreements, as well as the exercise or conversion price, as applicable.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated July 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: July 10, 2023
/s/ David Patience
David Patience
Chief Financial Officer